                                  EXHIBIT 23

                        Independent Auditors' Consent

     We consent to the incorporation by reference in Registration Statements Nos. 333-42079 and 333-48197 of Power-One, Inc. on Form S-8 of our report dated February 26, 1999 appearing in this Annual Report on Form 10-K of Power-One, Inc. for the fiscal year ended December 27, 1998.


Deloitte & Touche LLP
Los Angeles, California
March 29, 1999